Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/31/2019

Work Order Item Number:	W2019103101479-203675
Filing Number:	20190257798
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	10/31/2019 10:28:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0466592013-0	Entity Name: Innovative Payment Solutions, Inc.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Certified Copy

10/31/2019 11:28:24 AM

Work Order Number:	W2019103101479
Reference Number:	20190257847
Through Date:	10/31/2019 11:28:24 AM
Corporate Name:	Innovative Payment Solutions, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190257798	Certificate Pursuant to NRS 78.209	1

Certified By: Clair Fry Certificate Number: B20191031331855 You may verify this certificate online at http://www.nvsos.gov	Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State

Filed in the Office of Secretary of State State Of Nevada	Business Number E0466592013-0
Filing Number 20190257798
Filed On 10/31/2019 10:28:00 AM
Number of Pages 1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Innovative Payment Solutions, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000, shares of common stock, par value $0.001 per share

25,000,000, shares of preferred stock, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

500,000,000, shares of common stock, par value $0.001 per share

25,000,000, shares of preferred stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

As a result of a 1:10 reverse stock split of the Company’s common stock, one (1) share of common stock will be issued for every ten (10) shares of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional)	Date: 11/01/2019	Time: 12.01 A.M.
(must not be later than 90 days after the certificate is filed)

8 Signature: (required)

X	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15